CHAPARRAL
                            Chaparral Resources, Inc.

February 4, 1998

Michael B. Young
804 West Main
Houston, Texas 77006

Dear Michael:

Chaparral Resources, Inc. is pleased to extend you an offer for the Financial Controller & Treasurer position based on the following terms:

Start Date:                   February 4, 1998
Base Salary:                  $80,000 per year
Salary Review:                Yearly review
Performance Review:           Six-month review.
Share Options:                50,000  shares  at $2.25  exercisable  immediately
                              upon acceptance of offer. Options to be registered
                              with the SEC.
Share Grants:                 40,000  shares  vesting  over  four  years in four
                              issues.  First issue of 10,000  shares  vesting on
                              January 30, 1998; second issue of 10,000 shares on
                              January 30, 1999;  third issue of 10,000 shares on
                              January 30, 2000, fourth issue of 10,000 shares on
                              January 30, 2001.  Share  Grants will  immediately
                              vest should Chaparral Resources, Inc. be bought or
                              merge with another company or termination  without
                              cause.
Bonus Program:                Eligible  for  bonus   opportunity   with  project
                              development participation.
401(k) Program:               Immediate participation upon program initiation.
Vacation Time:                15 days per year.
Health/Dental Insurance:      Immediate Full Coverage.
Life Insurance:               $50,000 individual coverage.

Additional benefits will be addressed in the near future. The 401(k) program and a corporate stock plan are currently being evaluated and will be offered in addition to your compensation plan.

If you feel this offer of employment meets your requirements, please sign below and return to my attention. If you have any questions, you can reach Charles Karren or myself at (713) 669-0932.

Sincerely,                                         Accepted by

/s/ Amanda Johnson 2/4/98                          /s/  Michael B. Young 2/4/98
-------------------------                          -----------------------------
Amanda B. Johnson/Date                             Michael B. Young/Date

       3400 Bissonnet o Suite 135 o Houston Texas 77005 o 713-669-0932 o
                                713-669-0994 Fax